Allspring Code of Ethics

Purpose/Background/Scope

Allspring Global Investments (“Allspring”) has adopted this Code pursuant to Rule 17j-1 under the 1940 Act, Financial Industry Regulatory Authority (“FINRA”) Rules 3110, 3210, 3280, and Section 204A of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and Rule 204A-1 thereunder. This Code establishes standards of business conduct and outlines the policies and procedures that Reporting Persons (as defined in Appendix A) must follow to prevent fraudulent, manipulative or improper practices or transactions. This Code is maintained and enforced by the Allspring Chief Compliance Officer (“CCO”), the Code of Ethics Team Manager (“Code Manager”), and the Code of Ethics Team (“Code Team”) within Allspring.

This Allspring Code of Ethics (the, or this “Code”) applies to employees, directors, and officers of the following entities, which entities may be referred to collectively herein as “Allspring”:

•	Allspring Global Investments, LLC (“Allspring Investments”), a Securities and Exchange Commission (“SEC”) registered investment adviser based in San Francisco, California.
•	Allspring Global Investments (UK) Limited (“Allspring UK”), an SEC and FCA registered investment adviser based in London, England.
•	Allspring Funds Management, LLC (“Allspring Funds Management”), an SEC registered investment adviser that is a wholly owned subsidiary of Allspring Global Investments Holdings, LLC primarily based in San Francisco, California.
•	Allspring Funds Distributor, LLC (“the Distributor” or “Allspring Funds Distributor”), a limited purpose broker-dealer, registered with and regulated by Financial Industry Regulatory Authority (“FINRA”) and the SEC that is a wholly owned subsidiary of Allspring Global Investments Holdings, LLC primarily based in San Francisco, California.
•	Allspring Global Investments Luxembourg S.A. (“Allspring Luxembourg”), is a Luxembourg management company authorized by the Luxembourg Commission de Surveillance du Secteur Financier (“CSSF”) pursuant to chapter 15 of the Law of 17 December 2010 relating to undertakings for collective investment, as may be amended from time to time (“Law of 2010”), managing Undertakings for Collective Investment in Transferable Securities (“UCITS”) governed by Directive 2009/65/EC of the European Parliament and of the Council of 13 July 2009 on the coordination of laws, regulations and administrative provisions relating to undertakings for collective investment in transferable securities, as may be amended from time to time (“UCITS Directive”).

Policy Description

1. Overview

1.1 Code of Ethics

Allspring has adopted this Code pursuant to Rule 17j-1 under the 1940 Act, Financial Industry Regulatory Authority (“FINRA”) Rules 3110, 3210, 3280, and Section 204A of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and Rule 204A-1 thereunder. This Code establishes standards of business conduct and outlines the policies and procedures that Reporting Persons (as defined in Appendix A) must follow to prevent fraudulent, manipulative or improper practices or transactions. This Code is maintained and enforced by the Allspring Chief Compliance Officer (“CCO”), the Code of Ethics Team Manager (“Code Manager”), and the Code of Ethics Team (“Code Team”) within Allspring. Note: See the Definitions located in Appendix A for definitions of capitalized terms that are not otherwise defined in the Code.

1.2 Standards of Business Conduct

Reporting Persons must always observe the highest standards of business conduct and follow all applicable laws and regulations. Reporting Persons may never:

•	Use any device, scheme or artifice to defraud a client;
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Allspring Code of Ethics

•	Make any untrue statement of a material fact to a client or mislead a client by omitting to state a material fact;
•	Engage in any act, practice or course of business that would defraud or deceive a client;
•	Engage in any manipulative practice with respect to a client;
•	Engage in any inappropriate trading practices, including price manipulation; or
•	Engage in any transaction or series of transactions that may give the appearance of impropriety.

This Code does not attempt to identify all possible fraudulent, manipulative or improper practices or transactions, and literal compliance with each of its specific provisions will not shield Reporting Persons from liability for personal trading or other conduct that violates a fiduciary duty to clients.

1.3 Applicability of this Code of Ethics

“Reporting Persons” are subject to all provisions of this Code, except for Section 2.5.B. “Investment Professionals” are subject to all provisions of this Code, including Section 2.5.B. Please refer to Appendix A for the definitions of these terms. If you have any questions regarding whether you are a Reporting Person or an Investment Professional, please contact the Code Manager or Code Team.

Compliance maintains a shared mailbox (COE@allspring-global.com) for requests, assistance, and ad-hoc issues.

Important Note: All references to “Reporting Persons” and “Investment Professionals” in the guidelines, prohibitions, restrictions, and duties set forth in this Code should be interpreted to also refer, as the context requires, to Immediate Family Members (as defined in Appendix A) of such persons. “You” or “your” should be interpreted to refer, as the context requires, to Reporting Persons or Investment Professionals and/or the Immediate Family Members of such persons.

1.4 Reporting Person Duties

As a Reporting Person, you are expected to:

•	Be ethical;
•	Act professionally;
•	Exercise independent judgment;
•	Comply with all applicable Federal Securities Laws;
•	Avoid, mitigate or appropriately resolve conflicts of interest, and situations which create the perception of a conflict of interest. A conflict of interest exists when financial or other incentives motivate a Reporting Person to place their or Allspring’s interest ahead of an Allspring client. For more information on conflicts of interest, see the Allspring Conflicts of Interest Policy and Section 2.1 of this Code;
•	Promptly report violations or suspected violations of the Code and/or any Allspring compliance policy to the relevant CCO or Allspring Compliance Department; and
•	Cooperate fully, honestly and in a timely manner with any relevant CCO or Allspring Compliance Department investigation or inquiry.

Reporting Persons are required to submit all requests and reports to the Code Team via the FIS Protegent PTA (“PTA”) transaction monitoring system (“TMS”).

In addition to PTA, Reporting Persons can utilize the shared Compliance mailbox (COE@allspring-global.com) for requests, assistance and ad-hoc issues.

Training for PTA will be provided to Reporting Persons by the Code Team.

Outside Business Activity requests require approval prior to starting the activity. Requests are submitted through Protegent PTA. All reporting persons that are associated with Allspring Funds Distributor must follow the reporting requirements through RegEd (regulatory education system).

All Reporting Persons, as a condition of employment, must acknowledge in writing (or electronically) receipt of this Code and certify, within 30 calendar days of becoming subject to the Code and annually thereafter, that they have read, understand, and will comply with the Allspring Code. Violations of the Code may result in disciplinary actions, including disgorgement, fines and even termination, as determined by the Code Manager and/or senior management.

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Allspring Code of Ethics

In addition to this Code, Reporting Persons must comply with separate personal conduct policies (located on Allspring Connect) regarding the following:

•	Allspring Conflicts of Interest and Outside Business Activities Policy;
•	Allspring Firewall Compliance Policy;
•	Allspring Information Barriers & Non-Public Information Compliance Policy;
•	Allspring Gifts and Entertainment Policy; and
•	Allspring Political Contributions and Solicitation of Contributions and Payments Policy.

All Reporting Persons must disclose if they or an Immediate Family Member (i) have a beneficial financial interest in, or (ii) act as a proprietor, partner, member, director, trustee, officer, employee or consultant of an Allspring competitor, vendor, service provider, broker, intermediary or client, or a company seeking to become one.

All Reporting Persons must disclose if they or an Immediate Family Member (i) have a beneficial financial interest in, or (ii) act as a proprietor, partner, member, director, trustee, officer, or employee with access to material non-public information of a company or organization with publicly-traded debt or equity.

The Code and your fiduciary obligations generally require you to put the interests of Allspring clients ahead of your own. The Code Manager and/or any relevant CCO may review and take appropriate action concerning instances of conduct that, while not necessarily violating the letter of the Code, give the appearance of impropriety. Note: See Appendix B for Relevant Compliance Department Staff list.

1.5 Reporting Persons’ Obligation to Report Violations

Reporting Persons are expected to report any concerns regarding ethical business conduct, suspected or actual violations of the Code, or any non-compliance with applicable laws, rules, or regulations to the Code Manager or to a member of the Allspring Compliance Department.

Reporting Persons may instead contact the Ethics Line where a report can be made anonymously. Reports will be treated confidentially to the extent reasonably possible and will be investigated promptly and appropriately. No retaliation may be taken against a Reporting Person for providing information in good faith about such violations or concerns.

Examples of violations or concerns that Reporting Persons are expected to report include, but are not limited to:

•	Fraud or illegal acts involving any aspect of our business;
•	Concerns about accounting, auditing, or internal accounting control matters;
•	Material misstatements in reports;
•	Any activity that is prohibited by the Code; and
•	Deviations from required controls and procedures that safeguard clients, and Allspring.

1.6 Allspring’s Duties and Responsibilities to Reporting Persons

To help Reporting Persons comply with this Code, the Code Manager will:

•	Identify and maintain current listings of Reporting Persons and Investment Professionals;
•	Notify Reporting Persons and Investment Professionals in writing of their status as such and the Code requirements;
•	Make a copy of the Code available and require initial and annual certifications that Reporting Persons have read, understand, and will comply with the Code;
•	Make available a revised copy of the Code if there are any amendments to it (and, to the extent possible, prior to their effectiveness) and require Reporting Persons to certify in writing (or electronically) receipt, understanding, and compliance with the revised Code;
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•	Periodically compare reported Reportable Personal Securities Transactions with portfolio transaction reports of the Allspring Accounts. Before Allspring determines if a Reporting Person has violated the Code on the basis of this comparison, the Code Team will give the Reporting Person an opportunity to provide an explanation;
•	From time to time, provide training sessions to facilitate compliance with and understanding of the Code and keep records of such sessions and the Reporting Persons in attendance; and
•	Review the Code at least once a year to assess its adequacy and effectiveness.

1.7 Annual Reports and Certifications

No less frequently than annually, the relevant CCO or his or her designee shall submit to the Allspring Funds Management and the Allspring Funds Distributor Boards of Trustees (collectively, the “Boards”) a written report on behalf of the Covered Companies:

•	Describing any issues arising under the Code relating to the particular Covered Company since the last report to the Boards, including, but not limited to, information about material violations of or waivers from the Code and any sanctions imposed in response to material violations, and
•	Certifying that the Code contains procedures reasonably necessary to prevent Reporting Persons from violating it.

1.8 Recordkeeping

This Code, a record of each violation of the Code and any action taken as a result of the violation, a copy of each report and certification/acknowledgment made by a Reporting Person pursuant to the Code, lists of all persons required to make and/or review reports under the Code, and a copy of any pre-clearance given or requested pursuant to Section 3 of the Code shall be preserved with the applicable Covered Company’s records, as appropriate, for the periods and in the manner required by the rules noted in Section 1.1 above. To the extent appropriate and permissible, these records may be kept electronically.

2. Reportable Personal Securities Transactions

2.1 Resolving Conflicts of Interest

When engaging in Reportable Personal Securities Transactions, there might be conflicts between the interests of an Allspring client or a Allspring Account and a Reporting Person’s personal interests. Any conflicts that arise in connection with such Reportable Personal Securities Transactions must be resolved in a manner that does not inappropriately benefit the Reporting Person or adversely affect Allspring clients or Allspring Accounts. Reporting Persons shall always place the financial interests of the Allspring clients and Allspring Accounts before personal financial and business interests.

Examples of inappropriate resolutions of conflicts are:

•	Taking an investment opportunity away from a Allspring Account to benefit a portfolio or personal account in which a Reporting Person has Beneficial Ownership;
•	Using your position to take advantage of available investments for yourself;
•	Front running a Allspring Account by trading in Securities (or Equivalent Securities) ahead of the Allspring Account;
•	Taking advantage of information or using Allspring Account portfolio assets to affect the market in a way that personally benefits you or a portfolio or personal account in which you have Beneficial Ownership; and
•	Engaging in any other behavior determined by the CCO to be, or to have the appearance of, an inappropriate resolution of a conflict.

2.2 Reporting Reportable Personal Securities Accounts and Transactions

Reporting Persons must report all Reportable Personal Securities Accounts (see definitions in Appendix

A) to the Code Team via the applicable TMS (see Section 1.4) along with the Reportable Personal Securities holdings and transactions of Reportable Personal Securities Transactions in those accounts. Reportable Personal Securities Accounts include accounts of Immediate Family Members and accounts in which a Reporting Person is a Beneficial Owner. There are three types of reports: (1) an initial holdings report that is filed upon becoming a Reporting Person or establishing any Reportable Personal Securities Account, (2) a quarterly transaction report, and (3) an annual holdings report.

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Allspring Code of Ethics

Each broker-dealer, bank, or fund company, where a Reporting Person has a Reportable Personal Securities Account will receive a request for the Allspring Compliance Department to receive copies of all account statements and confirmations from such accounts. The Code Team will make this request after the accounts are reported via the TMS. All accounts that have the ability to hold Reportable Securities must be included even if the account does not have holdings of Securities at the time of reporting.

1.	Initial Holdings Report. Within 10 business days of becoming a Reporting Person:
▪	All Reportable Personal Securities Accounts and Managed Accounts, including broker name and account number information must be reported by each Reporting Person to the Code Team via the TMS.
▪	A recent statement (electronic or paper) for each Reportable Personal Securities Account and Managed Account must be submitted by each Reporting Person to the Code Team.
▪	All holdings of Reportable Securities in Reportable Personal Securities Accounts and Managed Accounts must be inputted by each Reporting Person into an Initial Holdings Report via the applicable TMS. The information in the report must be current as of a date no more than 45 calendar days prior to the date of becoming a Reporting Person.

2.	Quarterly Transactions Reports. Within 30 calendar days of each calendar quarter end:
▪	Each Reporting Person must supply to the Code Team a report via the TMS showing all Reportable Securities trades made in the Reporting Person’s Reportable Personal Securities Accounts during the quarter. A request for this report will be generated by the TMS with notification of due dates sent to Reporting Persons via email and a report must be submitted by each Reporting Person even if there were not any Reportable Securities trades transacted during the quarter.
▪	Each Reporting Person must certify as to the correctness and completeness of this report.
▪	This report and certification must be submitted to the Code Team by the business day immediately before the weekend or holiday if the 30th day falls on a weekend or holiday.
▪	Managed Accounts are not subject to the quarterly transactions reports requirement.

3.	Annual Holdings Reports. Within 30 calendar days of each calendar year end:
▪	All holdings of Reportable Securities in all Reportable Personal Securities Accounts must be reported by each Reporting Person to the Code Team via the TMS. The information in the report must be current as of a date no more than 45 calendar days prior to when you submit the report.
▪	Each Reporting Person must certify as to the correctness and completeness of this report.
▪	This report and certification must be submitted to the Code Team by the business day immediately before the weekend or holiday if the 30th day falls on a weekend or holiday.
▪	Managed Accounts are not subject to the annual holdings report requirement.

Any report under this Section may contain a statement that the report shall not be construed as an admission by the Reporting Person making such a report that he or she has any direct or indirect Beneficial Ownership in the Reportable Securities to which the report relates.

2.3 New Accounts

Each Reporting Person must submit a request for pre-approval of a Reportable Personal Securities Account or Managed Account (including those of Immediate Family Members) to the Code Team within

10 business days of receiving the account number or prior to executing a transaction requiring pre- clearance, whichever occurs first. All new accounts opened are required to be at one of the approved brokers on the Allspring Approved Broker List. This requirement is not applicable to Managed Accounts. In addition, pursuant to FINRA Rule 3210, all Reporting Persons that are associated with Allspring Funds Distributor (including those accounts where Reporting Persons have a beneficial interest) must obtain prior approval from Allspring Code of Ethics Compliance Team prior to

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opening a Reportable Personal Securities Account or Managed Account (including those of Immediate Family Members) at another broker dealer. This FINRA rule does not apply to the following types of accounts:

•	Accounts that exclusively hold unit investment trusts;
•	Accounts that exclusively hold municipal fund securities;
•	Qualified tuition programs (529 accounts); and
•	Non-Reportable Accounts and accounts that exclusively hold non-reportable securities.

2.4 Confidentiality

Allspring will use reasonable efforts to ensure that the reports submitted to the Code Team as required by this Code are kept confidential. Reports required to be submitted pursuant to the Code will be selectively reviewed by members of the Code Team and possibly senior executives or legal counsel on a periodic basis to seek to identify improper trading activity or patterns of trading and to otherwise seek to verify compliance with this Code. Data and information may be provided to Reportable Fund officers and trustees and will be provided to government authorities upon request or others if required to do so by law or court order.

2.5 Trading Restrictions and Prohibitions

A. Reporting Persons.

All Reporting Persons (including Investment Professionals) and their Immediate Family Members must comply with the following trading restrictions and prohibitions:

•	All Reporting Persons must pre-clear transactions of certain Reportable Securities in Reportable Personal Security Accounts, (including those of Immediate Family Members and accounts for which the Reporting Person is a Beneficial Owner) as described in the table that follows in Section 2.7.

•	60-Day Holding Period for Reportable Fund Shares (open-end and closed-end)

Except as noted below, Reporting Persons are required to hold shares of most of the Reportable Funds for at least 60 days. This restriction applies without regard to tax lot considerations. Reporting Persons are prohibited from selling any Reportable Fund shares for 60 days from the date of the most recent purchase. If it is necessary to sell Reportable Fund shares before the 60-day holding period has passed, Reporting Persons must obtain advance written approval from the CCO or the Code Manager. The 60-day holding period does not apply to transactions pursuant to Automatic Investment Plans. The 60-day holding period does not apply to the Adjustable-Rate Government Fund, Conservative Income Fund, Ultra Short-Term Income Fund, Ultra Short-Term Municipal Income Fund, and the money market funds.

•	IPOs, Private Placements and Initial Coin Offerings

Reporting Persons are generally prohibited from purchasing shares in an IPO (an Initial Public Offering (as defined in Appendix A). Reporting Persons must get written approval from the Code Manager before acquiring shares in an IPO or selling shares that were acquired in an IPO prior to becoming a Reporting Person. Reporting Persons may, subject to pre-clearance requirements, purchase shares in a Private Placement or acquire virtual “coins” or “tokens” in an Initial Coin Offering (“ICO”) that is conducted as a Private Placement as long as the position will be less than a 10% voting interest in the issuer, or 10% of the ICO, and is otherwise permitted under the Policy on Directorships and Other Outside Employment as set forth in the Allspring Code of Ethics and Business Conduct.
Reporting Persons who have been pre-cleared to purchase shares in a Private Placement or acquire virtual “coins” or “tokens” in a private placement that is an ICO must disclose that investment to the Code Team when they are involved in the subsequent consideration of an investment in the issuer, “coins” or “tokens” by Allspring for a client, and Allspring’s decision to purchase such Reportable Securities must be independently reviewed by Reporting Persons with no personal interest in the issuer, “coins” or “tokens”. To obtain pre-approval please complete the Private Securities Transaction Request Form in the applicable TMS’ noted in Section 1.4.

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Allspring Code of Ethics

•	Exchange Traded Funds (“ETFs”)

All Reporting Persons must disclose and report all holdings in ETFs. However, purchases or sales of ETFs that follow the following broad-based indices do not require pre-clearance: Dow Jones Industrial Average, NASDAQ 100, Russell 2000, Russell 3000, S&P 100, S&P 500, S&PMidcap 400, S&P Europe 350, FTSE 100, FTSE Mid 250, FTSE 350, Hang Seng 100, Deutscher Aktien Index (DAX 30), S&P/TSX 60, Wilshire 5000 and Nikkei 225. ETFs that do not follow these indices must be pre-cleared. See Appendix D for list of ETF’s that are not subject to pre- clearance or the 60 day holding period.

•	Allspring Closed-End Funds

Reporting Persons may not participate in a tender offer made by a closed-end Allspring Fund under the terms of which the number of shares to be purchased is limited to less than all of the outstanding shares of such closed-end Allspring Fund.

▪	No Reporting Person may purchase or sell shares of any closed-end Allspring Fund within 60 days of the later of:
▪	The initial closing of the issuance of shares of such fund; or
▪	The final closing of the issuance of shares in connection with an overallotment option.
▪	Reporting Persons may purchase or sell shares of closed-end Allspring Funds only during the 10-day period following the release of dividend announcements to the public for such fund, which typically occurs on or about the first of the month. Certain Reporting Persons, who shall be notified by the Legal Department, are required to make filings with the SEC in connection with their purchases and sales of shares of closed-end Allspring Funds.

•	Investment Clubs

Reporting Persons may not participate in the activities of an Investment Club without the prior approval from the Code Team. Remember that guidelines, prohibitions, restrictions, and duties set forth in this Code should be interpreted to also refer, as the context requires, to Immediate Family Members. Transactions for an Investment Club would need to be pre- cleared and reported as applicable.

•	Personal Transactions

Reporting Persons are prohibited from executing or processing through a Covered Company’s direct access software (TA2000 or any other similar software):

▪	Reporting Persons’ own personal transactions;
▪	Transactions for Immediate Family Members; or
▪	Transactions for accounts of other persons for which the Reporting Person or his/her Immediate Family Member have been given investment discretion.

This provision does not exclude you from trading directly with a broker/dealer or using a broker/dealer’s software.

•	Attempts to Manipulate the Market

Reporting Persons must not execute any transactions intended to raise, lower, or maintain the price of any Reportable Security or to create a false appearance of active trading.

•	Excessive Trading

Excessive Trading in Reportable Personal Securities Accounts is strongly discouraged and Reportable Personal Securities Accounts will be monitored by the Code Team for Excessive Trading activity and may be reported to the relevant CCO. Additional restrictions may be imposed by the Code Team if Excessive Trading is noted in a Reportable Personal Securities Account.

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Allspring Code of Ethics

•	Currency Accounts (including Cryptocurrencies)

Reporting Persons do not need to report accounts established to hold foreign currency or cryptocurrencies, provided no Reportable Securities can be held in the account.

B. Investment Professionals.

All Investment Professionals and their Immediate Family Members must comply with the following additional trading restrictions and prohibitions:

•	Investment Professionals’ trades are subject to a 15-day blackout restriction: There is a “15-day blackout” on inappropriate purchases or sales of Reportable Securities bought or sold by an Allspring Account. This means that purchases and sales of a Reportable Security (or Equivalent Reportable Security) (“blackout security”) during the 7-day periods immediately preceding and immediately following the date the Allspring Account trades in the blackout security (“blackout window”) are subject to review by the Code Team in order to determine if the purchase or sale is inappropriate. In such review, any Reportable Personal Securities Transactions in a blackout security during a blackout window will be evaluated and investigated by the Code Team based on each situation. This will include a review of the Investment Professional’s role within Allspring and his or her reason(s) for buying or selling. Penalties on trades determined to have been inappropriate may range from no action to potential disgorgement of profits or payment of avoided losses (see Section 3 for Code violations and penalties) or more serious penalties. A blackout security that is inappropriately purchased during a blackout window may be subject to mandatory divestment. Similarly, inappropriate sales of a blackout security during a blackout window may subject the Investment Professional to penalties.

In the case of a purchase and subsequent mandatory divestment at a higher price, any profits derived upon divestment may be subject to disgorgement; penalties may include a requirement that disgorged profits be donated to charity, with no tax deduction claimed by the Investment Professional. In the case of a sale, penalties may include a requirement that an amount equal to the avoided loss be donated to charity, with no tax deduction claimed by the Investment Professional.

For example, if an Allspring Account trades in a blackout security on July 7, July 15 (the 8th day following the trade date) would be the 1st day Investment Professionals may engage in a Reportable Personal Securities Transaction involving that blackout security. Any purchases and sales in the blackout security made on or after June 30 through July 14, even if pre-cleared, could be subject to mandatory divestment and/or penalties. Purchases and sales in the security made on or before June 29 (the 8th day before the trade date) would not be within the blackout window.

The Code Team has full discretion to determine whether any purchase or sale of a blackout security during a blackout window is “inappropriate” based on each situation.

•	Investment Professionals who are Research Analysts may not trade personally any Reportable Security that they cover until 2 business days after the publication of a research note.

2.6 How to Pre-Clear Reportable Personal Securities Transactions

Reporting Persons must follow the steps below to pre-clear trades for themselves and their Immediate Family Members:

01.	Request Authorization. A request for authorization of a transaction that requires pre-clearance must be entered using PTA (see Section 1.4). Email requests submitted to the respective mailbox noted in Appendix B will only be processed for those Reporting Persons who are on formal leave of absence or on paid time off (“PTO”). Reporting Persons may only request pre- clearance for market orders or same day limit orders. Verbal pre-clearance requests are not permitted.
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02.	Have The Request Reviewed and Approved. After receiving the electronic request, PTA will notify Reporting Persons if the trade has been approved or denied. For Reporting Persons on leave of absence or PTO, email responses will be sent with the approval or denial.
03.	Trading in Foreign Markets. A request for pre-clearance of a transaction in a local foreign market that has already closed for the day may be granted with authorization to trade on the following day because of time considerations. Approval will only be valid for that following trading day in that local foreign market.
04.	Approval of Transactions
•	The Request May be Refused. The Code Manager may refuse to authorize a Reporting Person’s Reportable Personal Securities Transaction and need not give an explanation for the refusal. Reasons for refusing your Reportable Personal Securities Transactions may be confidential.
•	Authorizations Expire. Any transaction authorization is effective until the close of business of the same trading day for which the authorization is granted (unless the authorization is revoked earlier). If the order for the transaction is not executed within that period, you must obtain a new advance authorization before placing a new transaction order.

2.7 Summary of What Reporting Persons and their Immediate Family Need to Report Quarterly and Pre-Clear

The table below serves as a reference to use in determining what Reporting Persons need to report on quarterly transactions reports and must pre-clear when executing a trade. If you have questions about any types of Securities not shown below, please contact the Code Team per instructions located in Appendix B.

	Report?	Pre-Clear?
Equity Securities	Yes	Yes
Corporate Debt Securities	Yes	Yes
Investment Trusts	Yes	Yes
Municipal Bonds	Yes	Yes
Options on Reportable Securities	Yes	Yes
Self-directed Reportable Securities transactions in Automatic Investment Plans	Yes	Yes
Virtual Coins or Tokens acquired through an Initial Coin Offering (“ICO”) or those acquired through a secondary token offering. (please refer to Section 2.5)	Yes	Yes
Closed-End Mutual Funds (affiliated and non-affiliated)	Yes	Yes
Private Placements (please refer to Section 2.5)	Yes	Yes
ETFs, including iShares, both open-end and closed-end, Unit Investment Trusts, and Options on ETFs (subject to pre- clearance exceptions in Section 2.5)	Yes	Yes
Robo advisor accounts (e.g.,Wealthfront, Betterment)	Yes	No
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Policy Title

The table below serves as a reference to use in determining what Reporting Persons need to report on quarterly transactions reports and must pre-clear when executing a trade. If you have questions about any types of Securities not shown below, please contact the Code Team per instructions located in Appendix B.

	Report?	Pre-Clear?
Open-End Investment Companies that are Reportable Funds	Yes	No
Money Market Mutual Funds	No	No
Short Term Cash Equivalents	No	No
U.S. Government Bonds (direct obligations)	No	No
U.S. Treasuries/Agencies (direct obligations)	No	No
Commodities, Futures or Options on Futures	No	No
Securities Purchased through automatic transactions in Automatic Investment Plans	No	No
Open-End Investment Companies that are not Reportable Funds	No	No
Banker’s Acceptances, bank certificates of deposit, commercial paper & High Quality Short-Term Debt Instruments, including repurchase agreements	No	No
529 Plans	No	No
Non-Allspring 401(k) plans that do not and cannot hold Reportable Funds or Reportable Securities	No	No
Transactions in Managed Accounts	No	No
Cryptocurrencies (e.g., Bitcoin)	No	No
Reportable Securities purchased through Automated Investment Plans	Yes	No
Gifting Reportable Securities to any account outside your Reportable Securities account	Yes	Yes
Receipt of Reportable Securities as a gift	Yes	No
Tender Offers	Yes	Yes

2.8 Ban on Short-Term Trading Profits

There is a ban on short-term trading profits. Reporting Persons are not permitted to buy and sell, or sell and buy, the same pre-clearable Reportable Security (or Equivalent Security) within 60 calendar days and make a profit; this will be considered short-term trading.

•	This prohibition applies without regard to tax lot.
•	Short sales are subject to the 60-day profit ban.

If a Reporting Person makes a profit on an involuntary call of an option, those profits are excluded from this ban; however, buying and selling options within 60 calendar days resulting in profits is prohibited. Settlement/expiration date on the opening option transaction must be at least 60 days out.

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Allspring Global Investments Code of Ethics

Sales or purchases made at the original purchase or sale price or at a loss are not prohibited during the 60 calendar day profit holding period.

Reporting Persons may be required to disgorge any profits the Reporting Person makes from any sale before the 60-day period expires.

The ban on short-term trading profits does not apply to transactions that involve:

•	Reportable Securities not requiring pre-clearance (e.g., open-end investment companies that are not Reportable Funds, although they typically impose their own restrictions on short-term trading);
•	Same-day sales of Reportable Securities acquired through the exercise of employee stock options or other Securities granted to you as compensation or through the delivery (constructive or otherwise) of previously owned employer stock to pay the exercise price and tax withholding;
•	Commodities, futures (including currency futures), options on futures and options on currencies;
•	Automated purchases and sales that were done as part of an Automatic Investment Plan. However, any self-directed purchases or sales outside the pre-set schedule or allocation of the Automatic Investment Plan, or other changes to the pre-set schedule or allocation of the Automatic Investment Plan, within a 60-day period, are subject to the 60-day ban on short term profit; or
•	Adjustable Rate Government Fund, Conservative Income Fund, Ultra Short-Term Income Fund, Ultra Short-Term Municipal Income Fund, and the money market funds.

2.9 Employee Compensation Related Accounts

01.	401(k) Plans

Initial Holding Report: Completed in PTA

401(k) Plans that are external to Allspring are required to be reported if, regardless of the balance, the plan is capable of holding Reportable Funds or Reportable Securities.

Quarterly Transaction Report: Completed in PTA

Reporting Persons are required to report transactions in Reportable Funds or Reportable Securities in 401(k) plans held outside of Allspring.

Annual Holdings Report: Completed PTA

If an external 401(k) account holds Reportable Funds or Reportable Securities, Reporting Persons are required to update these holdings in their Annual Holdings Report.

02.	Allspring Health Savings Account (“HSA”)

Initial Holdings Report:

▪	Allspring HSAs are reportable when the balance reaches the threshold that allows the Reporting Person to invest in Reportable Funds.

Quarterly Transaction Report:

▪	Sales of shares of Reportable Funds within a Reporting Person’s HSA are reportable on the Quarterly Transaction Report.

Annual Holdings Report:

▪	Reporting Persons are required to update holdings of balances invested in Reportable Funds within a Reporting Person’s HSA in the Annual Holdings Report.

Pre-Clearance:

▪	Transactions in an HSA account do not require pre-clearance.
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Allspring Global Investments Code of Ethics

3. Code Violations

3.1 Investigating Code Violations

The Code Manager or designee is responsible for investigating any suspected violation of the Code. This includes not only instances of violations against the letter of the Code, but also any instances that may give the appearance of impropriety. Reporting Persons are expected to respond to Code Manager inquiries promptly. The Code Manager is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. The Code Manager will report the results of each investigation to the CCO, as well as the Allspring Ethics Committee. Violations of the Code may also be reported to the Reporting Person’s supervisor and human resources as well.

3.2 Penalties

The Code Manager is responsible for deciding whether a violation is minor, substantive or serious. In determining the seriousness of a violation of this Code, the Code Manager will consider the following factors, among others and will escalate as needed to the Allspring CCO:

•	The degree of willfulness of the violation;
•	The severity of the violation;
•	The extent, if any, to which a Reporting Person profited or benefited from the violation;
•	The adverse effect, if any, of the violation on a Covered Company or a Allspring Account; and
•	The Reporting Person’s history of prior violation(s) of the Code.

For purposes of imposing sanctions, violations generally will be counted on a rolling 24 month period. However, the Code Manager (in consultation with the CCO) reserves the right to impose a more severe sanction/penalty depending on the severity of the violation and/or taking into consideration violations dating back more than 24 months.

Any serious offense as described below will be reported to the Allspring Fund Board. All minor and substantive violations will be reported to the Board at least annually

Minor Offenses:

Minor offenses may include, but are not limited to, the following: failure to timely submit quarterly transaction reports, failure to timely complete assigned training, failure to submit signed acknowledgments of Code forms and certifications, excessive (i.e., more than three) late submissions of such documents, and conflicting pre-clear request dates versus actual trade dates or other pre- clearance request errors, or Reportable Securities not covered by the blackout period.

Substantive Offenses:

Substantive offenses may include, but are not limited to, the following: unauthorized purchase/sale of Securities as outlined in this Code, violations of short-term trading for profit (60-day rule), failure to request pre-clearance of transactions as required by the Code, failure to timely report a reportable brokerage account, and violations of the 15-day blackout period.

Serious Offenses:

Engaging in insider trading or related illegal and prohibited activities such as “front running” and “scalping,” and repeated violations or a flagrant violation of the Code are considered a “serious offense.”

3.3 Penalties

Depending on the severity of the infraction, a violation of this Code may result in the following, subject to applicable law: an informational memorandum; a warning; a fine, deduction from wages, disgorgement of profit or other payment; a personal trading ban; referral of the matter to Human Resources; termination of employment; or referral to civil or criminal authorities. Dismissal and/or Referral to Authorities.

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Allspring Global Investments Code of Ethics

Repeated violations or a flagrant violation of the Code may result in immediate dismissal from employment. In addition, the Code Manager, the CCO, the Allspring Ethics Committee and/or senior management may determine that a single flagrant violation of the law, such as insider trading, will result in immediate dismissal and referral to authorities.

3.4 Exceptions to the Code

The Code Manager is responsible for enforcing the Code. The CCO or Code Manager (or his or her designee) may grant certain exceptions to the Code, provided any requests and any approvals granted must be submitted and obtained, respectively, in advance and in writing. The CCO or Code Manager (or his or her designee) may refuse to authorize any request for exception under the Code and is not required to furnish any explanation for the refusal.

Escalation & Exemptions

Policy items of concern or violations require escalation to the Policy Owner. The Policy Owner will review the item of concern, exception or violation and determine if further escalation including to the Chief Compliance Officer is warranted. The Chief Compliance Officer may approve exemptions to this Policy as appropriate.

Exemption requests must be documented including appropriate rationale to justify requests. Exemption requests are logged by the Policy Owner and reviewed annually to provide assurance the exemption may still be permitted.

Governance and Reporting

The Policy is reviewed at least annually or if material changes are necessary. Allspring Funds Management Compliance will provide ad hoc reports related to the Compliance Program, as appropriate to the Board of Trustees, Senior Management, and relevant Committees.

Related Policies

Related Policies or Resources

Allspring Gifts and Entertainment Policy

Allspring Political Contributions & Solicitations of Contributions & Payment Policy

Allspring Conflicts of Interest and Outside Activities Policy

Related Regulation

Rule 17j-1 of the Investment Company Act of 1940

Financial Industry Regulatory Authority Rules 3110, 3210, 3280

Section 204A of the Investment Advisers Act of 1940

Rule 204A-1 of Investment Advisers Act of 1940

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Allspring Global Investments Code of Ethics

Records Retention

Physical and electronic records are retained and subject to destruction as indicated by the requirements set forth in the Allspring Records Management policy.

Policy Owner

Policy Owner: Compliance Manager

Name of Policy Owner: Douglas Drozdowski

Published: 11/01/2021

Effective: 11/01/2021

Last Approval: 12/31/2020

Responsible Group: Allspring Funds Management Compliance

Key Contact Employee: Nelson Goenaga

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Allspring Global Investments Code of Ethics

Appendix A

Definitions

General Note:

The definitions and terms used in the Code are intended to mean the same as they do under the 1940 Act and applicable other Federal Securities Laws. If a definition hereunder conflicts with the definition in the 1940 Act or other Federal Securities Laws, or if a term used in the Code is not defined, you should follow the definitions and meanings in the 1940 Act or other Federal Securities Laws, as applicable.

Term	Definition
Automatic Investment Plan

A program that allows a person to purchase or sell Reportable Securities, automatically and on a regular basis in accordance with a pre-determined schedule and allocation, without any further action by the person. An Automatic Investment Plan includes a SIP (systematic investment plan), SWP (systematic withdrawal plan), SPP (stock purchase plan), DRIP (dividend reinvestment plan), or employer- sponsored plan.

Beneficial Owner

You are the “beneficial owner” of any Reportable Securities in which you have a direct or indirect Financial or Pecuniary Interest, whether or not you have the power to buy and sell, or to vote, the securities.

In addition, you are the “beneficial owner” of Reportable Securities in which an Immediate Family Member has a direct or indirect Financial or Pecuniary Interest, whether or not you or the Immediate Family Member has the power to buy and sell, or to vote, the Reportable Securities. For example, you have Beneficial Ownership of securities in trusts of which Immediate Family Members are beneficiaries.

You are also the “beneficial owner” of Reportable Securities in any account, including but not limited to those of relatives, friends and entities in which you have a non-controlling interest or over which you or an Immediate Family Member exercise investment discretion. Such accounts do not include accounts you manage on behalf of a Covered Company or any other affiliate of Allspring Global Investments Holdings, LLC.

Control

The power to exercise a controlling influence over the management or policies of a company, unless the power is solely the result of an official position with such company. Owning 25% or more of a company’s outstanding voting securities is presumed to give you control over the company. (See Section 2(a) (9) of the 1940 Act for a complete definition.)

Covered Companies	Allspring Funds Management, LLC, Allspring Funds Distributor, LLC, Allspring Global Investments, LLC., Allspring Global Investments (UK) Limited, and Allspring Global Investments Luxembourg S.A.
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Allspring Global Investments Code of Ethics

Term	Definition
Direct Listing

A Direct Listing is also known as a Direct Public Offering (“DPO”) which is a type of initial public offering (“IPO”) in which a company offers its securities directly to the public to raise capital. An issuing company using a DPO eliminates the middlemen—investment banks, broker- dealers, and underwriters that are involved in typical IPOs, and self- underwrites its securities.

Equivalent Security

Any Reportable Security issued by the same entity as the issuer of a subject security that is convertible into the equity security of the issuer. Examples include, but are not limited to, options, rights, stock appreciation rights, warrants and convertible bonds.

Excessive Trading

A high number of transactions by any Reporting Person during any month could be considered by the Code Team, in its sole discretion, to be Excessive Trading. The Compliance Department may report any Excessive Trading to Allspring’s CCO and/or senior management.

Federal Securities Laws

The Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a—mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the Investment Company Act of 1940 (15 U.S.C. 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 100-102, 113 Stat. 1338 (1999)), any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311-5314; 5316-5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

Financial or Pecuniary Interest

The opportunity for you or your Immediate Family Member, directly, or indirectly, to profit or share in any profit derived from a transaction in the subject Reportable Securities whether through any contract, arrangement, understanding, relationship or otherwise. This standard looks beyond the record owner of Reportable Securities to reach the substance of a particular arrangement. You not only have a Financial or Pecuniary Interest in Reportable Securities held by you for your own benefit, but also Reportable Securities held (regardless of whether or how they are registered) by others for your benefit, such as Reportable Securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes any interest in any Reportable Security owned by an entity directly or indirectly controlled by you, which may include corporations, partnerships, limited liability companies, trusts and other types of legal entities. You or your Immediate Family Member likely have a Financial or Pecuniary Interest in:

•     Your accounts or the accounts of Immediate Family Members;

•     A partnership or limited liability company, if you or an Immediate Family Member is a general partner or a managing member;

•     A corporation or similar business entity, if you or an Immediate Family Member has or shares investment control; or

•     A trust, if you or an Immediate Family Member is a beneficiary.

High Quality Short-Term Debt Instrument

Any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization such as Moody’s Investors Service.

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Allspring Global Investments Code of Ethics

Term	Definition
Immediate Family Member	Any of the following persons, including any such relations through adoption, who reside in the same household with you:

	▪ spouse	▪ grandparent	▪ mother-in-law
	▪ domestic partner	▪ grandchild	▪ father-in-law
	▪ parent	▪ brother	▪ daughter-in-law
	▪ stepparent	▪ sister	▪ son-in-law
	▪ child	▪ sister-in-law
	▪ stepchild	▪ brother-in-law

Immediate Family Member also includes any other relationship that the CCO determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety.

All references to “Reporting Persons” and “Investment Professionals” in the guidelines, prohibitions, restrictions and duties set forth in this Code should be interpreted to also refer, as the context requires, to Immediate Family Members of such persons.

Investment Club

An investment club is a group of people who pool their money to make investments. Usually, investment clubs are organized as partnerships and, after the members study different investments, the group decides to buy or sell based on a majority vote of the members. Club meetings may be educational and/or each member may actively participate in investment decisions.

Investment Professional

Any Reporting Person who is a portfolio manager, trader or analyst employed (including as a temporary or contract employee) by Allspring, and any other person designated by the CCO or designee as such given his or her access to current portfolio or trading information for clients.

All references to “Investment Professionals” in the guidelines, prohibitions, restrictions and duties set forth in this Code should be interpreted to also refer, as the context requires, to Immediate Family Members of Investment Professionals. The Code Manager is responsible for maintaining a list of all Investment Professionals and notifying such Investment Professionals of their status.

IPO	An initial public offering, or the first sale of a company’s securities to public investors. Specifically, it is an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
Managed Account

Any account for which the holder gives, in writing, his/her broker or someone else (other than another Reporting Person) the authority to buy and sell Reportable Securities, either absolutely or subject to certain restrictions, other than pre-approval by any Reportable Person. In other words, the holder gives up the right to decide what Reportable Securities are bought or sold for the account. This includes accounts known as “Robo Advisor” accounts where account investments and reallocations are done through an automated platform.

Non-Public Information	Any information that is not generally available to the general public in widely disseminated media reports, SEC filings, public reports, prospectuses, or similar publications or sources.
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Allspring Global Investments Code of Ethics

Term	Definition
Private Placement	An offering, including an ICO, that is exempt from registration under Section 4(2) or 4(6) of the Securities Act of 1933, as amended, or Rule 504, Rule 505 or Rule 506 thereunder.
Private Placement	An offering, including an ICO, that is exempt from registration under Section 4(2) or 4(6) of the Securities Act of 1933, as amended, or Rule 504, Rule 505 or Rule 506 thereunder.
Purchase or Sale of a Security

In addition to any acquisition or disposition of a Reportable Security for value, a Purchase or Sale of a Reportable Security includes, among other things, the receipt or giving of a gift or writing of an option to purchase or sell a Reportable Security.

Reportable Fund

Reportable Fund means (i) any investment company registered under the 1940 Act, for which a Covered Company serves as an investment adviser as defined in Section 2(a)(20) of that Act, which includes a sub-adviser, or (ii) any investment company registered under the 1940 Act, as amended, whose investment adviser or sub-adviser or principal underwriter controls a Covered Company, is controlled by a Covered Company, or is under common control with a Covered Company; provided, however, that Reportable Fund shall not include an investment company that holds itself out as a money market fund. For purposes of this definition, “control” has the same meaning as it does in Section 2(a) (9) of the 1940 Act.

Reporting Person

Reporting Person means (i) any employee, officer or director, and any other persons designated by the CCO or designee, as having access to current trading information for clients, of Allspring, and (ii) any employee (including all temporary or contract employees), officer or director of any Non-Allspring Entities who supports any Allspring business functions and has access to Allspring systems that contain Non- Public Information regarding Allspring client holdings or transactions, and any other person designated by the CCO or designee as such given his or her access to current portfolio or trading information for clients.

All references to “Reporting Persons” in the guidelines, prohibitions, restrictions and duties set forth in this Code should be interpreted to also refer, as the context requires, to Immediate Family Members of Reporting Persons. The Code Manager is responsible for maintaining a list of all Reporting Persons and notifying such Reporting Persons of their status.

Reportable Personal Securities Account

Any account that holds Reportable Securities of which you have Beneficial Ownership, other than a Managed Account that holds Reportable Securities and has previously been approved by the Code Manager over which you have no direct influence or Control. A Reportable Personal Securities Account is not limited to Reportable Securities accounts maintained at brokerage firms, but also includes holdings of Reportable Securities owned directly by you or an Immediate Family Member or held through a retirement plan of Allspring or any other employer. All Reportable Personal Securities Accounts opened or reported after 1/1/2020 are required to be on the Allspring Approved Broker List. The accounts reported after 1/1/2020 not on Allspring Approved Broker List must be moved to one of the approved brokers timely.

This requirement is not applicable to Managed Accounts. Exceptions may be granted by the Code of Ethics Manager

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Allspring Global Investments Code of Ethics

Term	Definition
Reportable Personal Securities Transaction	A Purchase or Sale of a Reportable Security, of which you acquire or relinquish Beneficial Ownership.
Reportable Security / Securities

Any security as defined under Section 2(a)(36) of the 1940 Act or Section 202(a)(18) of the Advisers Act, except that it does not include direct obligations of the U.S. Government, bankers’ acceptances, bank certificates of deposit, commercial paper, High Quality Short-Term Debt Instruments, including repurchase agreements, shares issued by affiliated or unaffiliated money market mutual funds, or shares issued by open-end registered investment companies other than the Reportable Funds or shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies none of which are Reportable Funds. “Reportable Security” includes any security issued by closed-end funds and ETFs.

Allspring Accounts	Accounts of investment advisory and sub-advisory clients of Covered Companies, including but not limited to registered and unregistered investment companies.
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Allspring Global Investments Code of Ethics

Appendix B

Compliance Department Staff List

Please consult Allspring Connect for a current list of compliance staff designated to monitoring the Code of Ethics, as well as for additional Code of Ethics resources including links to PTA. For Reporting Persons with no access to the above systems, please contact the Code Team at COE@Allspring-global.com.

Appendix C

Reportable Funds

A list of Allspring Reportable Funds can be provided upon request

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Allspring Global Investments Code of Ethics

Appendix D

Ticker	Name	Issuer
DIA	SPDR Dow Jones Industrial Average ETF Trust	State Street Global Advisors
IYY	iShares Dow Jones US ETF	BlackRock
QQQ	Invesco QQQ Trust	Invesco
PSQ	ProShares Short QQQ	ProShares
QQQE	Direxion NASDAQ 100 Index	Direxion
SPSM	SPDR Portfolio Small Cap ETF	State Street Global Advisors
VTWO	Vanguard Russell 2000 ETF	Vanguard
IWM	iShares Russell 2000 ETF	BlackRock
RWM	ProShares Short Russell 2000	Proshares
IWV	iShares Russell 3000	BlackRock
SPTM	SPDR Portfolio Total Stock Market ETF	State Street Global Advisors
VTHR	Vanguard Russell 3000 ETF	Vanguard
OEF	iShares S&P 100	BlackRock
SH	ProShares Short S&P 500	ProShares
SPXB	ProShares S&P 500 Bond ETF	ProShares
SPY	SPDR S&P 500 ETF Trust	Standard and Poor’s Financial Services
IVV	iShares Core S&P 500	BlackRock
VOO	Vanguard S&P 500	Vanguard
VXX	iPath Series B S$P 500 Vix Short-Term Futures ETN	Barclays Capital
SPDN	Direxion Daily S&P 500 Bear 1X Shares	Direxion
RSP	Invesco S&P 500 Equal Weight ETF	Invesco
PBP	Invesco S&P 500 BuyWrite ETF	Invesco

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Allspring Global Investments Code of Ethics

Ticker	Name	Issuer
MIDU	Direxion Daily S&P MidCap 400	Direxion
MYY	Proshares Short S&P MidCap 400	Proshares
IEV	iShares Europe ETF	BlackRock
ISF	iShares Core FTSE 100	BlackRock
H4ZB	HSBC FTSE 100 UCITS ETF	HSBC
VMID	FTSE 250 UCITS ETF	Vanguard
MIDD	iShares FTSE 250 UCITS ETF	BlackRock
S250 LN	Invseco FTSE 250 UCITS ETF	Invesco
EWU	iShares MSCI United Kingdom ETF	BlackRock
EWH	iShares Core Hang Seng Index ETF	BlackRock
DAXXF	iShares DAX ETF	BlackRock
XIU	iShares S&P TSX 60 Index	BlackRock
HXT	Horizons S&P/TSX 60 Index ETF	Horizons
VTI	Vanguard Total Stock Market ETF	Vanguard
1329	iShares Core Nikkei 225 ETF	BlackRock
TYBS	Direxion Daily 20 Year Treasury Bear 1X	Direxion
TYNS	Direxion Daily 7-10 Year Treasury Bear 1X	Direxion
SHY	iShares 1-3 Year Treasury Bond ETF	BlackRock
TLT	iShares 20+ Year Treasury Bond ETF	BlackRock
IEF	iShares 7-10 Year Treasury Bond ETF	BlackRock
STIP	iShares 0-5 Year TIPS Bond ETF	BlackRock
GVI	iShares Intermediate Government Credit Bond ETF	BlackRock
TLH	iShares 10-20 Year Treasury Bond ETF	BlackRock
FXA	Invesco CurrencyShares Australian Dollar Trust	Invesco
FXB	Invesco CurrencyShares British Pound Sterling Trust	Invesco
FXC	Invesco CurrencyShares Canadian Dollar Trust	Invesco
FXCH	Invesco CurrencyShare Chinese Renminbi Trust	Invesco
FXE	Invesco CurrencyShare Euro Trust	Invesco
FXY	Invesco CurrencyShare Japanese Yen Trust	Invesco
FXSG	Invesco CurrencyShare Singapore Trust	Invesco
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Allspring Global Investments Code of Ethics

Ticker	Name	Issuer
FXS	Invesco CurrencyShare Swedish Krona Trust	Invesco
FXF	Invesco CurrencyShare Swiss Franc Trust	Invesco
DBV	Invesco DB G10 Currency Harvest Fund	Invesco
UDN	Invesco DB US Dollar Index Bearish Fund	Invesco
UUP	Invesco DB US Dollar Index Bullish Fund	Invesco
DBA	Invesco DB Agriculture Fund	Invesco
DBB	Invesco DB Base Metals Fund	Invesco
DBC	Invesco DB Commodity Index Tracking Fund	Invesco
DBE	Invesco DB Energy Fund	Invesco
DGL	Invesco DB Gold Fund	Invesco
DBO	Invesco DB Oil Fund	Invesco
DBP	Invesco DB Precious Metals Fund	Invesco
DBS	Invesco DB Silver Fund	Invesco
SLV	iShares Silver Trust	BlackRock
PDBC	Invesco DB Optimum Yield Diversified Commodity Strategy No K-1 ETF	Invesco
SGOL	Aberdeen Standard Physical Swiss Gold Shares ETF	Aberdeen
PPLT	Aberdeen Standard Platinum Shares ETF	Aberdeen
GLTR	Aberdeen Standard Physical Precious Metals Basket Shares ETF	Aberdeen
SIVR	Aberdeen Standard Physical Silver Shares ETF	Aberdeen
PALL	Aberdeen Standard Physical Palladium Shares ETF	Aberdeen
BCI	Aberdeen Standard Bloomberg All Commodity Strategy K-1 Free Shares ETF	Aberdeen
BCD	Aberdeen Standard Bloomberg All Commodity Longer Dated Strategy K-1 Free Shares ETF	Aberdeen
DJP	Barclays Bank IPATH Bloomberg Commodity ETN	Barclay Capital
OIL	iPath Series B S&P GSCI Crude Oil Total Return Index ETN	Barclay Capital
JO	iPath Series B Bloomberg Coffee Subindex Total Return ETN	Barclay Capital
BCM	iPath Pure Beta Broad Commodity ETN	Barclay Capital
GSP	iPath S&P GSCI Total Return Index ETN	Barclay Capital
SGG	iPath Series B Bloomberg Sugar Subindex Total Return ETN	Barclay Capital
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Allspring Global Investments Code of Ethics

Ticker	Name	Issuer
NIB	iPath Dow Jones - UBS Cocoa ETN	Barclay Capital
JJG	iPath Series B Bloomberg Grains Subindex Total Return ETN	Barclay Capital
JJC	iPath Series B Bloomberg Copper Subindex Total Return ETN	Barclay Capital
COW	iPath Series B Bloomberg Livestock Subindex Total Return ETN	Barclay Capital
BAL	iPath Series B Bloomberg Cotton Subindex Total Return ETN	Barclay Capital
DGZ	DB Gold Short ETN	DWS
OILK	ProShares K-1 Free Crude Oil Strategy ETF	ProShares
IAU	iShares Gold Trust	iShares
GLD	SPDR Gold Trust	State Street Global Advisors
CMDY	iShares Bloomberg Roll Select Commodity Strategy ETF	iShares
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